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EXHIBIT 10(e)

MINNTECH CORPORATION
1990 EMPLOYEE STOCK PURCHASE PLAN

    As Amended and Restated Effective as of June 1, 1998

    This document, amending and restating the Minntech Corporation 1990 Employee Stock Purchase Plan, is adopted by Minntech Corporation, a Minnesota corporation, and is effective as of June 1, 1998.

    SECTION 1.  Purpose.

    The purpose of this Employee Stock Purchase Plan is to provide a greater community of interest between Minntech Corporation shareholders and its employees, and to facilitate purchase by employees of additional shares of stock in the Company. It is believed the Plan will encourage employees to remain in the employ of the Company and will also permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees. It is intended that options issued pursuant to this plan shall constitute options issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

    SECTION 2.  Definitions.

  (a)
  "Base Pay" means, in the case of an Eligible Employee not employed as a member of the Company's commissioned sales force, regular, straight time earnings annualized as of the date of commencement of a phase. In the case of an Eligible Employee employed as a member of the Company's commissioned sales force, Base Pay shall mean the monthly compensation advances paid to such Employee by the Company, annualized as of the date of commencement of a phase. Base Pay shall not include payments, if any, for overtime, incentive compensation, incentive payments, premiums, bonuses, or any other special remuneration.
  (b)
  "Code" means the Internal Revenue Code of 1986, as amended.
  (c)
  "Commencement Date" of this Plan, as amended and restated, means June 1, 1998 or such other date established by the Committee. The Plan's original commencement date was June 1, 1990.
  (d)
  "Committee" means the committee provided for in Section 10.
  (e)
  "Company" means Minntech Corporation, and any of its subsidiaries (as that term is defined by Section 424(f) of the Code) to which Minntech Corporation and such respective subsidiaries by action of their Boards of Directors shall make this Plan applicable.
  (f)
  "Eligible Employee" means an Employee of the Company who is eligible for participation in the Plan in accordance with Section 4.
  (g)
  "Employee" means arty person, including an officer, who is customarily employed to work twenty (20) hours or more per week and more than five (5) months in a calendar year by the Company.
  (h)
  "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Section 4.
  (i)
  "Plan" means the Minntech Corporation 1990 Employee Stock Purchase Plan.
  (j)
  "Shares" shall mean common shares of the Company of the par value of $.05, subject to adjustments which may be made in accordance with Sections 11(e) and (f).
  (k)
  "Termination Date" shall mean the earlier of: (i) the day immediately preceding the one year anniversary of the commencement of a particular phase of the Plan; or (ii) the effective date of any merger or consolidation in which the Company is not the surviving corporation.

    SECTION 3.  Term and Phases of the Plan.

    (a)  Term.  The commencement date of the Plan as originally adopted was June 1, 1990. The Plan, as amended and restated, shall be effective as of the Commencement Date. The Plan shall terminate five (5) years after the Commencement Date. Notwithstanding the foregoing, this amended and restated Plan shall be considered of no force or effect and any options granted shall be null and void unless the shareholders of the Company approve the amended and restated Plan within twelve (12) months before or after the date of its adoption by the Board of Directors.

    (b)  Phases.  The Plan shall be carried out in a total of eight (8) phases, the first three (3) of which were carried out prior to the Commencement Date and the remaining five (5) of which shall be carried out on and after the Commencement Date. Each phase shall be for a period of one year. No phases shall run concurrently. A phase may commence immediately after the termination of the preceding phase. The commencement of each phase shall be determined by the Committee, provided that the commencement of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be canceled. Phases shall be numbered successively.

    SECTION 4.  Eligibility and Participation.

    (a)  Initial Eligibility.  Any Employee who has completed at least six (6) months of continuous service and is employed by the Company on the date his or her participation is the Plan is to become effective shall be eligible to participate in each phase of the Plan which commences on or after such six-month period has concluded, subject to the limitations imposed by Section 423 of the Code. Any Employee who is a member of the Board of Directors of the Company shall be eligible to participate in the Plan.

    (b)  Restrictions on Participation.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option:

       (i) if such Employee, immediately after the option is granted, would own shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or a parent or a subsidiary of the Company (for purposes of determining share ownership, the rules of Section 424(d) of the Code shell apply, and shares which the Employee may purchase under outstanding options shall be treated as shares owned by the Employee); or

      (ii) which permits the Employee's rights to purchase shares under all employee stock purchase plans of the Company or a parent or a subsidiary of the Company, to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

    (c)  Commencement of Participation.  Participation in the Plan shall be voluntary. An Eligible Employee may elect to enroll as and become a Participant in any phase of the Plan by completing a payroll deduction authorization on the form provided by the Company and filing it with the human resources department of the Company at least ten (10) days prior the date the phase commences.

    Payroll deductions for a Participant shall commence on the date when his or her payroll deduction authorization becomes effective and shall end on the last payday immediately prior to or coinciding with the Termination Date of the particular phase, unless sooner terminated by the Participant as provided in Section 8 or as otherwise provided herein.

    (d)  Cessation of Participation.  A participant who ceases to be an Eligible Employee, although still employed by the Company, thereupon shall be deemed to discontinue his or her participation in the Plan and shall have the rights provided in Section 8.

    SECTION 5.  Payroll Deductions.

    (a)  Amount of Deduction.  Upon enrollment in any particular phase of the Plan, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of the sum of 10% of such Participant's Base Pay for the term of the phase, as determined on the basis of his or her annual or annualized Base Pay in effect at the commencement of the phase. In the case of a Participant who is a part-time hourly Employee, such Participant's Base Pay during a phase shall be determined by multiplying his or her hourly rate of pay in effect at the commencement of the phase by the number of his or her regularly scheduled hours of work for such Employee during such phase. The minimum authorized payroll deduction shall be $10 per month.

    (b)  Participant's Account.  All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. The Participant may not make any separate cash payments into such account.

    (c)  Changes in Payroll Deduction.  A Participant may discontinue his or her participation in the phase and terminate his or her payroll deduction authorized at any time as provided in Section 8. A Participant may reduce the amount of his or her payroll deduction by completing an amended payroll deduction authorization on the form provided and filing it with the human resources department of the Company, but no change can be made during a phase of the Plan which would either change the time or increase the rate of his or her payroll deductions.

    SECTION 6.  Terms and Conditions of Options.

    (a)  Number of Option Shares.  As of the commencement of a phase when a Participant's payroll deduction authorization becomes effective, the Participant shall be granted an option for as many full shares as he will be able to purchase with the payroll deduction credited to the Participant's account during his or her participation in the phase, subject to the limitations of Section 9. The maximum number of shares subject to purchase by a Participant shall equal the total amount to be credited to the Participant's account under Section 5 hereof divided by the option price set forth in Section 6(b)(i) below.

    (b)  Option Price.  The option price of shares to be purchased with payroll deductions for an Employee who becomes a Participant as of the commencement of a phase shall be the lower of:

       (i) 85% of the fair market value of the shares on the date the phase commences; or

      (ii) 85% of the fair market value of the shares on the Termination Date of the phase.

The fair market value of the shares shall be the closing price of the stock on the applicable date or the nearest prior business day on which trading occurred on the NASDAQ National Market System. If the Common Stock of the Company is not registered for trading on any of the aforesaid dates for which closing prices of the shares are to be determined, then reference shall be made to the fair market value of the shares on that date, as determined on such basis as shall be established or specified for the purpose by the Committee in a manner consistent with Section 423 of the Code.

    (c)  Stock Option Agreements.  Stock options granted pursuant to the Plan may be evidenced by agreements is such form as the Committee shall recommend and the Board of Directors shall approve; provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the terms and conditions set forth in the Plan.

    SECTION 7.  Exercise of Option.

    (a)  Automatic Exercise.  Unless a Participant gives written notice to the Company as provided in Section 8, an option for the purchase of shares will be exercised automatically as of the Termination Date of the phase for the purchase of the number of full shares which the accumulated payroll deductions in the Participant's account at that time will purchase at the applicable option price, but in no event shall the number of full shares be greater than the number of full shares which the Participant is eligible to purchase under Section 6(a).

    (b)  Withdrawal of Account.  By written notice to the Company at least seven days prior to the Termination Date of the phase a Participant may elect, effective at the Termination Date, to:

       (i) exercise his or her option for a specified number of full shares less than the number of full shares which the accumulated payroll deductions in his or her account will purchase at the applicable option price, and withdraw the balance in the Participant's account without interest, but in no event shall the number of full shares be greater than the number of full shares to which a Participant is eligible to purchase under Section 6(a); or

      (ii) withdraw all the accumulated payroll deductions in the Participant's account at the time, with interest.

    (c)  Delivery of Stock.  As promptly as practicable after the Termination Date of a phase, the Company shall deliver to each Participant the full shares purchased under exercise of his or her option, together with a cash payment equal to the balance (without interest) of any payroll deductions credited to his or her account which were not used for the purchase of shares.

    SECTION 8.  Withdrawal.

    (a)  In General.  A Participant may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to his or her account plus interest shall be paid to him promptly after receipt of his or her notice of withdrawal and no further payroll deductions shall be made from his or her compensation. A Participant's withdrawal will not have any effect upon his eligibility to participate in any succeeding phase of the Plan or in any similar plan which may hereafter be adopted by the Company.

    (b)  Termination of Employment.  Upon termination of the Participant's employment during any phase of the Plan for any reason other than the death of the Participant, the payroll deductions credited to his or her account plus interest shall be returned to such Participant promptly, or in the case of tae Participant's death subsequent to the termination of his or her employment, to the person or persons specified in Section 11(g).

    (c)  Termination of Employment Due to Death.  In the event of the death of a Participant during any phase of the Plan, the person or persons specified in Section 11(g) may give notice to the Company within sixty (60) days of the death of the Participant, but in no event later than the end of the period specified in Section 7(b), electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Section 6(b) and have the balance in the account distributed in cash without interest. If no such notice is received by the Company within the period described in the preceding sentence, the accumulated payroll deductions will be distributed as provided in Section 7(b)(ii).

    SECTION 9.  Stock.

    (a)  Shares Under Option.  The shares to be sold to a Participant under the Plan may, at the election of the Company, be either authorized but unissued shares or shares acquired in the open market by the Company. The maximum number of shares which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Sections 11(e) and (f). If the total number of shares for which options are to be granted on any date in accordance with Section 6 exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, payroll deductions to be made shall be reduced accordingly and the Committee shall give written notice of such reduction to each Participant affected thereby.

    (b)  Participant's Interest in Shares Under Option.  The Participant will have no interest in shares covered by his or her option until such option has been exercised.

    SECTION 10.  Administration.

    (a)  Appointment of Committee.  The Plan shall be administered by the Board of Directors of the Company, or in its discretion, by a Committee consisting of not less than two (2) members who shall be appointed by the Board of Directors of the Company. Each member of such Committee shall be either a director, an officer or, an employee of the Company.

    (b)  Authority of Committee.  Unless the Board of Directors limits the authority delegated to the Committee in its appointment, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any such determination, decision or action of such Committee with respect to any action in connection with the construction, interpretation administration or application of the Plan shall be final, conclusive and binding on all Participants and any and all other persons claiming under or through any Participant. It is provided, however, that the provisions of the Plan shall be construed so as to extend and limit participation in the Plan only in a manner consistent with the requirements of Section 423 of the Code. For all purposes of this Plan other than this Section 10, references to the Committee shall also refer to the Board of Directors.

    (c)  Indemnity.  The Company shall indemnify each member of the Committee against any and all claims, loss, damages, expenses (including counsel fees approved by the Committee), and liability (including any amounts paid in settlement with the Committee's approval) arising from any loss or damage or depreciation which may result in connection with the execution of his or her duties or the exercise of his or her discretion, or from any other action or failure to act hereunder, except when the same is judicially determined to be due to gross negligence or willful misconduct of such member.

    SECTION 11.  Miscellaneous.

    (a)  Amendment of the Plan.  The Board of Directors of the Company may at any time amend the Plan, except that no amendment may make any change in any option theretofore granted which would adversely affect the rights of any Participant, and no amendment shall be made without prior approval of the shareholders of the Company if such amendment would require sale of more shares than are authorized under Section 9 of the Plan or change the qualifications of Eligible Employees under the Plan.

    (b)  Nontransferability.  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant and any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8.

    (c)  Use of Funds.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate such payroll deductions.

    (d)  Interest.  Any situation where the Plan provides for the payment of interest on a Participant's payroll deductions, such interest shall be determined by averaging the month-end balances in the Participant's account during the applicable period and computing interest thereon at the regular savings account rate per annum in effect at the bank at which the Company maintains the majority of its corporate accounts. For purposes of the preceding sentence, the regular savings account rate used shall be that rate in effect as of the date of commencement of the phase in which payment of interest is made.

    (e)  Changes in Capitalization, Merger, etc.  (i) Subject to any required action by the shareholders, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company during any phase resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the snares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

      (ii) Subject to any required action by the shareholders, if the Company shall be involved in any merger or consolidation, in which it is not the surviving corporation, each outstanding option shall pertain to and apply to the securities or other rights to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquidation of use Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to his or her account plus interest.

      (iii) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

    (f)  Adjustments to Shares.  (i) To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

      (ii) Except as hereinbefore expressly provided in this Section and Section 11(e) above, the optionee shall have no right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

      (iii) The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    (g)  Beneficiary Designation.  A Participant may file a written designation of a beneficiary who may elect to purchase shares or receive cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to him of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice delivered to the Company. Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares and cash to such beneficiary in accordance with Section 8(c).

    If upon the death of a Participant, there is no surviving beneficiary duly designated as above provided, the Company shall deliver accumulated payroll deductions to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) within sixty (60) days following the Participant's death, the Company shall deliver such accumulated payroll deductions to the surviving spouse, if any, as though named as the designated beneficiary hereunder, or if there is no such surviving spouse or child, then to such relatives of the Participant as would be entitled to such amounts, under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company shall not be liable for any distribution made of shares or cash pursuant to any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise.

    No designated beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

    (h)  Leaves of Absence and Disability.  The Committee shall be entitled to make such rules, regulations and determination as it deems appropriate under the Plan in respect of airy leave of absence taken by or disability of any Eligible Employee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine:

       (i) whether or not any such leave of absence shall constitute a termination of employment for purposes of the Plan; and

      (ii) the, impact, of any, of any such leave of absence on options under the Plan thereto or granted to any Participant who takes such leave of absence.

    (i)  No Employment Rights.  The Plan shall not, directly or indirectly, create any right for the benefit of any Employee of class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

    (j)  Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Employee.

    (k)  Governing Law.  The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

    (1)  Registration and Qualification of Shares.  The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with, the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

    (m)  Plan Preconditions.  The restatement of the Plan is expressly made subject to (i) the approval by shareholders of the Company, and (ii) at its election, the receipt by the Company from the Internal Revenue Service of a determination letter or ruling, in scope and content satisfactory to counsel, respecting the qualification of the restated Plan within the meaning of Section 423 of the Code. If the restated Plan is not so approved by the shareholders and if, at the election of the Company, the aforesaid determination letter or ruling from the Internal Revenue Service is not received on or before one year after this restated Plan's adoption by the Board of Directors, the restatement of this Plan shall not come into effect. In such case, the accumulated payroll deductions credited to the account of each Participant on or after the Commencement Date shall forthwith be repaid to him or her with interest.

Original Plan

ADOPTED BY BOARD OF DIRECTORS: April 4, 1990

APPROVED BY SHAREHOLDERS: August 28, 1990

Amended and Restated Plan

ADOPTED BY BOARD OF DIRECTORS: May 13, 1998

APPROVED BY SHAREHOLDERS: August 26, 1998

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MINNTECH CORPORATION 1990 EMPLOYEE STOCK PURCHASE PLAN